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                                                                    Exhibit 23.2
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the following: the incorporation by reference in the Allied Waste Industries, Inc. Registration Statement on Form S-4 (this Registration Statement) of our report dated August 18, 2001 on the Browning-Ferris Industries, Inc. and Subsidiaries consolidated financial statements for the year ended December 31, 2000, which was included in Allied Waste Industries, Inc.'s Form 8-K filed August 23, 2001; the incorporation by reference in this Registration Statement of our report dated February 20, 2001 included in Allied Waste Industries, Inc.'s Form 10-K, as amended, for the year ended December 31, 2000; and the incorporation by reference in this Registration Statement of our report dated December 3, 1998 included in Browning-Ferris Industries, Inc.'s Form 10-K for the year ended September 30, 1998 which was included in Allied Waste Industries Inc.'s Form 8-K filed July 19, 1999. We also consent to all references to our Firm included in this Registration Statement.

                                        /s/ Arthur Andersen LLP

Phoenix, Arizona
February 7, 2002